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                                                                    EXHIBIT 99.5

                         INVESTMENT ADVISORY AGREEMENT


                AGREEMENT made as of this 20th day of March,, 1987, by and between MERRILL LYNCH RETIREMENT BENEFIT INVESTMENT PROGRAM, INC., a Maryland corporation (hereinafter referred to as the ("Fund"), and MERRILL LYNCH ASSET MANAGEMENT, INC., a Delaware corporation (hereinafter referred to as the "Investment Advise r").

                             W I T N E S S E T H:

                WHEREAS, the Fund intends to engage in business as a diversified, open-end, management investment company registered under the Investment Company Act of 1940, as amended (hereinafter, referred to-as the "Investment Company Act"); and

                WHEREAS, the Investment Adviser is engaged principally in rendering management and investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940; and

                WHEREAS, the Fund desires to retain the Investment Adviser to render management and investment advisory services to the Fund in the manner and an the terms hereinafter set forth; and

                WHEREAS, the Investment Adviser is willing to provide management and investment advisory services to the Fund on the terms and conditions hereinafter set forth.
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                NOW, THEREFORE, in consideration of the premises and the
          covenants hereinafter contained, the Fund and the Investment Adviser hereby agree as follows:


                                  ARTICLE I
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                       Duties of the Investment Adviser
                       --------------------------------
                The Fund hereby employs the Investment Adviser to act as the manager and investment adviser of the Fund and to furnish, or arrange for affiliates to furnish, the management and investment advisory services described below, subject to the supervision of the Board of Directors of the Fund, for the period and on the terms and conditions set forth in this Agreement. The Investment Adviser hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein, set forth for the compensation provided for herein. The Investment Adviser and its affiliates shall, for all purposes herein, be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

                (a) Management Services. The Investment Adviser shall perform (or arrange for the performance by affiliates of) the management and administrative services necessary for the operation of the Fu nd, including processing shareholder orders,

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          administering shareholder accounts and handling shareholder relations, except to the extent that the Investment Adviser is required to render such services pursuant to its separate Administrative and Sub-Accounting Services Agreement with the Fund. The Investment Adviser shall provide the Fund with office space, equipment and facilities and such other services as the investment Adviser, subject to review by the Board of Directors of the Fund, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Investment Adviser shall also, on behalf of the Fund, conduct relations with custodians, depositories, transfer agents, dividend disbursing agents, other shareholder service agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such oth2r persons in any such other capacity deemed to be necessary or desirable. The investment Adviser shall make reports to the Board of Directors of the Fund of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Fund as it shall determine to be desirable.

                (b) Investment Advisory Services. The Investment Adviser shall
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          provide the Fund with such investment research, advice and supervision as the latter may from time to time consider necessary for the proper supervision of the assets of the Fund, shall furnish continuously an investment program for


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          the Fund and shall determine from time to time which securities shall be purchased, sold or exchanged and what portion of the Fund shall be held in the various securities in which the Fund invests or cash, subject always to the restrictions of the Articles of Incorporation and By-Laws of the Fund, as amended from time to time, the provisions of the Investment Company Act and the statements relating to the Fund's investment objectives, investment policies and investment restrictions as the same are set forth in the currently effective prospectus and statement of additional information relating to the shares of the Fund under the Securities Act of 1933, as amended (the "Prospectus and SAI"). The Investment Adviser shall also make decisions for the Fund-as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the Fund's portfolio securities shall be exercised. Should the Board of, Directors of the Fund at any time, however, make any definite determination as to investment policy and notify the Investment Adviser thereof in writing, the Investment Adviser shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The Investment Adviser shall take, on behalf of the Fund, all actions which it deems necessary to implement the investment policies determined as provided above, and in particular, to place all orders for the purchase or sale of portfolio securities for the Fund's account with brokers or

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          dealers selected by it, and to that end, the Investment Adviser is authorized as the agent of the Fund to give instructions to the Custodian of the Fund as to deliveries of securities and payments of cash for the account of the Fund. in connection with the selection of such brokers or dealers and the placing of such orders with respect to assets of the Fund, the Investment Adviser is directed at all times to seek to obtain execution and prices within the policy guidelines determined by the Board of Directors of the Fund and set forth in the Prospectus and SAI. Subject to this requirement and the provisions of the Investment Company Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions of law, the Investment Adviser may select brokers or dealers with which it, or the Fund, is affiliated.

                                  ARTICLE II
                                  ----------

                      Allocation of Charges and Expenses
                      ----------------------------------

                (a) The Investment Adviser. The Investment Adviser assumes the
                    ----------------------
          expense of, and shall pay for, maintaining the staff and personnel necessary to perform its obligations under this Agreement, and shall at its own expense, provide the office space, equipment and facilities which it is obligated to provide under Article I hereof, and shall pay all compensation of officers of the Fund and all directors of the Fund who are affiliated persons of the Investment Adviser.
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                (b) The Fund. The Fund assumes and shall pay, or cause to be
                    --------
          paid, all other expenses of the Fund (except for the expenses incurred by the Distributor), including, without limitation: taxes, expenses for legal and auditing services, costs of printing proxies, stock certificates, shareholder reports and Prospectuses and SAIs (except to the extent paid by the Distributor), charges of the Custodian and Transfer Agent, expenses of redemption of shares, Securities and Exchange Commission fees, expenses of registering the shares under Federal and state securities laws, fees and actual out-of-pocket expenses of directors who are not affiliated persons of the Investment Adviser, accounting and pricing costs (including the daily calculation of the net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or non- recurring expenses, and other expenses properly payable by the Fund. it is also understood that the Fund will reimburse the Investment Adviser for its costs in providing portfolio accounting services to the Fund. The Distributor will pay certain of the expenses of the Fund incurred in connection - with the continuous offering of Fund shares.

                                 ARTICLE III
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                    Compensation of the Investment Adviser
                    --------------------------------------

                (a) Investment Advisory Fee. For the services, rendered the
                    -----------------------
          facilities furnished and expenses assumed by the investment Adviser, the Fund shall pay to the Investment Adviser

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          at the end of each calendar month a fee based upon the average daily value of the net assets of the Fund, as determined and computed in accordance with the description of the determination of the net asset value contained in the Prospectus and SAI, at the following annual rates: 0.65% of the average daily net assets not exceeding $500 million; 0.60% of the average daily net assets exceeding $500 million, but not exceeding $1.5 billion; 0.55% of-the average daily net assets exceeding $1.5 billion, but not exceeding $2.5 billion; 0.50% of the average daily net assets exceeding $2.5 billion, but not exceeding $3.5 billion; and 0.45% of the average daily net assets exceeding $3.5 billion. During any period when the determination of net asset value is suspended by the Board of Directors of the Fund, the net asset value of a share as of the last business day prior to such suspension shall, for this purpose, be deemed to be the net asset value at the close of each succeeding business day until it is again determined.

                (b) Expense Limitations. In the event the operating expenses of
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          the Fund, including amounts payable to the investment Adviser pursuant to subsection (a) hereof, for any fiscal year ending on a date on which this Agreement is in effect, exceed the expense limitations applicable to the Fund imposed by applicable state securities laws or regulations thereunder, as such limitations may be raised or lowered from time to time, the investment Adviser shall reduce its management fee by the extent

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          of such excess and, if required pursuant to any such laws or regulations, will reimburse the Fund in the amount of such excess, provided, however, to the extent permitted by law, there shall be excluded from such expenses the amount of any interest, taxes, brokerage commissions, distribution fees and extraordinary expenses (including but not limited to legal claims and, liabilities and litigation costs and any indemnification related thereto) paid or payable by the Fund. Whenever the expenses of the Fund exceed a pro rata portion of the applicable annual expense limitations the estimated amount of reimbursement under such limitations shall be applicable as an offset against the monthly payment of the fee due to the Investment Adviser. Should two or more such expense limitations be applicable as at the end of the last business day of the month, that expense limitation which results in the largest reduction in the Investment Adviser's fee shall be applicable.


                                  ARTICLE IV
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              Limitation of Liability of the Investment Adviser
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                The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As

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          used in this Article IV, the term "Investment Adviser" shall include any affiliates of the Investment Adviser performing services for the Fund contemplated hereby and directors, officers and employees of the Investment Adviser and such affiliates.


                                  ARTICLE V
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                     Activities of the Investment Adviser
                     ------------------------------------

                The services of the Investment Adviser to the Fund are not to be deemed to be exclusive, the Investment Adviser being free to render services to others. It is understood a directors, officers, employees and shareholders of the Fund are or may become interested in the Investment Adviser as directors, officers, employees and shareholders or otherwise and that directors, officers, employees and shareholders of the Investment Adviser are or may become similarly interested in the Fund, and, that the Investment Adviser may become interested in the Fund as, a shareholder or otherwise.


                                  ARTICLE VI
                                  ----------

                  Duration and Termination of this Agreement
                  ------------------------------------------

                This Agreement shall become effective as of the date first above written and shall remain in full force until March 20, 1989 and thereafter, but only so long as such continuance is specifically approved at least annually by (i) the Board of Directors of the Fund, or by the vote of a Majority of the

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          outstanding voting securities of the Fund, and (ii) a majority of those directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated at any time, without' the payment of any penalty, by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Fund, or by the Investment Adviser, on sixty days written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.


                                  ARTICLE VII
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                          Amendments of this Agreement
                          ----------------------------

                This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the Board of,, Directors of the Fund, or by the vote of a Majority of outstanding voting securities of the Fund, and (ii) a majority of those directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.


                                 ARTICLE VIII
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                         Definitions of Certain Terms
                         ----------------------------

                The terms 'vote of a majority of the outstanding voting securi ties", "assignment", "affiliated person" and "interested

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          person", when used in this Agreement, shall have the respective meanings specified in the Investment Company Act.


                                  ARTICLE IX
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                                 Governing Law
                                 -------------

                This Agreement shall be construed in accordance with laws of the State of New York, and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

                IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.




                                          MERRILL LYNCH RETIREMENT BENEFIT
                                             INVESTMENT PROGRAM, INC.



                                          By /S/ Terry K. Glenn
                                             ---------------------------
                                                 Terry K. Glenn


                                          MERRILL LYNCH ASSET
                                             MANAGEMENT, INC.

                                          By /S/ Robert Harris
                                             ----------------------------
                                                 Robert Harris

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